UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 22, 2012

K12 Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Corporate Park Drive, Herndon, Virginia		20171
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 483-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2012, the Honorable John M. Engler, age 64, was appointed to the Board of Directors (the "Board") of K12 Inc. (the "Company"). Mr. Engler served as Michigan’s 46th governor from 1991 to 2003 and he is currently President of the Business Roundtable. Mr. Engler will serve as a Director of the Company until the next annual meeting of shareholders of the Company and until his successor is elected and qualified or until his death, retirement, resignation or removal. Mr. Engler has not yet been named to serve on any of the committees of the Board. All similar non-employee Directors of the Company receive an annual award of restricted stock equivalent to $60,000 and a cash retainer of $40,000 per year for service as a Director. There are no arrangements or understandings between Mr. Engler and any other person pursuant to which Mr. Engler was appointed a Director of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc.

October 26, 2012	By:	Howard D. Polsky

Name: Howard D. Polsky
Title: Executive Vice President, General Counsel, and Secretary